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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): May 2, 2003


                            LARK TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE                    033-90424                73-1461841
 (State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)           Identification No.)


                   9441 W. SAM HOUSTON PKWY SOUTH, SUITE 103
                              HOUSTON, TEXAS 77099
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (713) 779-3663

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 2, 2003, the Company purchased in a private transaction from Takara Shuzo Co., Ltd. ("Takara"), the holder of 6.2% of the Company's outstanding stock, all the shares of Company Common Stock held by Takara. The 222,902 shares were sold for an aggregate purchase price of $396,765.56, or $1.78 per share, in cash. The transaction was negotiated privately between Takara and the Company and did not involve the payment of any broker's fees or commissions. The Company currently intends to hold the shares in treasury. As a result of this purchase, the number of shares of Company Common Stock outstanding as of May 5, 2003 is 3,601,687. A copy of the Company's press release dated May 5, 2003 reporting this transaction is attached as an exhibit to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits

        The exhibit included as part of this report is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
May 5, 2003                               LARK TECHNOLOGIES, INC.

                                          By:  /s/  CARL W. BALEZENTIS
                                             ---------------------------------
                                               Carl W. Balezentis
                                               President and Chief Executive
                                               Officer


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                                 EXHIBIT INDEX

EXHIBIT
  NO.     DESCRIPTION
-------   -------------
  99      Press release.